SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                               CURRENT  REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported): September 7, 2000


                        Commission File No. 000-29209

                       21st CENTURY TECHNOLOGIES, INC.
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            (Exact name of registrant as specified in its Charter)


             NEVADA                                  48-1110566
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(State or Other Jurisdiction of                   (I.R.S. Employer ID. No.)
incorporation or organization)



                           2513 East Loop 820 North
                             Ft. Worth, TX 76118
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            (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                (817) 284-0099
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             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 2.   ACQUISITION OR DISPOSTION OF ASSETS

     (a)  ACQUISITION OF JOHN UNERTL OPTICAL CO., INC.

          The Company has entered in an "Asset Purchase Agreement" dated September 7, 2000 with the Estate of John Unertl in the amount of $550,000.00. The assets purchased consist of the John Unertl Optical Co., Inc. a manufacturer of military optical scopes since approximately 1941; all of the Unertl patents and trademarks; all inventory consisting of scopes, machinery and equipment; and a manufacturing facility and real estate upon it is built. Closing is scheduled for Friday, September 8, 2000.

       The purchase price will be financed by the Company.

     (b) CONTINUATION OF BUSINESS

      The Company intends on continuing to manufacture and sell the Unertl optical scopes to the military, law enforcement and others.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             21st CENTURY TECHNOLOGIES, INC.



September 7, 2000          By /s/ Kenneth E. Wilson
                              ----------------------------
                                  Kenneth E. Wilson
                                  Chairman